SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C.  20549


                                _____________

                                  FORM 8-K

                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934


                             February 28, 1996
              Date of Report (Date of earliest event reported)


                          Valmont Industries, Inc.
           (Exact name of registrant as specified in its charter)


               Delaware            0-3701          47-0351813
         (State or other      (Commission     (IRS Employer
         jurisdiction of       File Number)   Identification No.)
         incorporation)


            Valley, Nebraska                              68064
         (Address of principal executive offices)      (Zip Code)


    Registrant's telephone number, including area code (402) 359-2201

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

On February 28, 1996, the Board of Directors approved the recommendation by the Audit Committee of the Board of Directors to (i) engage Deloitte & Touche LLP as the independent accountants for Valmont Industries, Inc. and (ii) dismiss KPMG Peat Marwick LLP as such independent accountants.

During the two fiscal years ended December 30, 1995 and the subsequent interim period through February 28, 1996, (i) there were no disagreements with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement, and (ii) KPMG Peat Marwick LLP has not advised the registrant of any reportable events as defined in paragraph (A) through (D) of Regulation S-K Item 304 (a)(1)(v).

The accountants' report of KPMG Peat Marwick LLP on the consolidated financial statements of Valmont Industries, Inc. and subsidiaries as of and for the years ended December 30, 1995 and December 31, 1994 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. A letter from KPMG Peat Marwick LLP is attached as Exhibit 16.





ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

            A.   Exhibits:

                 Exhibit 16.  Letter re change in certifying accountants.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 VALMONT INDUSTRIES, INC.








Date:  March 4, 1996           By:/S/Terry J. McClain
                                  _______________________________
                                  Terry J. McClain
                                  Vice President and Chief
                                  Financial Officer